UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2024

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38108	82-5134717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
780 Johnson Ferry Road NE, Suite 500, Atlanta, GA		30342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	CMLS	Nasdaq Global Market
Class A common stock purchase rights	N/A	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Notes Indenture and New Notes

Exchange Offer

On May 2, 2024 (the “Issue Date”), Cumulus Media New Holdings Inc. (the “Issuer”), a wholly-owned subsidiary of Cumulus Media Inc. (the “Company”), consummated its previously announced exchange offer (the “Exchange Offer”) pursuant to which approximately $325.7 million aggregate principal amount of the Issuer’s 6.750% Senior Secured First-Lien Notes due 2026 (the “Old Notes”) were tendered for new 8.000% Senior Secured First-Lien Notes due 2029 (the “New Notes”) issued by the Issuer. Following the expiration of the Exchange Offer and Term Loan Exchange Offer (as defined below), approximately 96.8% of the aggregate principal amount of outstanding Old Notes and Old Term Loans (as defined below) on a combined basis, were tendered for exchange of New Notes and New Term Loans (as defined below), respectively.

The New Notes were issued pursuant to private placement exemptions under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Issuance of the New Notes

The terms of the New Notes are governed by an indenture (the “New Notes Indenture”), dated as of May 2, 2024, between the Issuer, the Guarantors (as defined therein) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New Notes Trustee”). On or about the Settlement Date, approximately $308.8 million aggregate principal amount of the New Notes are expected to be issued as a result of the settlement of the Exchange Offer and related transactions, including amounts payable under the previously announced Transaction Support Agreement (the “Transaction Support Agreement”) between the Issuer and certain holders of Old Notes and lenders under the Old Term Loans. The New Notes will mature on July 1, 2029. Interest on the New Notes will accrue at a rate of 8.000% per annum and will be payable in cash and will be paid semi-annually, on March 15 and September 15 of each year, commencing on September 15, 2024. The New Notes may be redeemed by the Issuer, in whole or in part, at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption.

The New Notes are fully and unconditionally guaranteed by Cumulus Media Intermediate Inc. (“Intermediate Holdings”) and certain of the present and future wholly-owned subsidiaries of the Issuer (the "New Guarantors"), subject to the terms of the New Notes Indenture. Other than certain assets secured on a first priority basis under the ABL Credit Agreement (as defined below) (as to which the New Notes are secured on a second-priority basis), the New Notes and related guarantees are secured on a first-priority basis pari passu with the New Term Loan (as defined below) (subject to certain exceptions) by liens on substantially all of the assets of the Issuer and the New Guarantors.

The New Notes Indenture contains customary terms and conditions as well as various affirmative, negative and financial covenants that, among other things, may restrict the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or repurchase stock. A default under the New Notes could cause a default under the New Credit Agreement.

The foregoing summary of the New Notes Indenture and the New Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the New Notes Indenture and the New Notes, copies of which are attached as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Consent Solicitation; First Supplemental Indenture

In connection with the Exchange Offer, the Issuer also solicited consents from holders of Old Notes to certain proposed amendments to the Indenture, dated as of June 26, 2019 (the “Old Notes Indenture”), between the Issuer, the guarantors party thereto, and U.S. Bank National Association (succeeded by U.S. Bank Trust Company, National Association) (the “Old Notes Trustee”), governing the Old Notes (such amendments, the “Proposed Amendments”), to, among other things, eliminate substantially all restrictive covenants, eliminate certain events of default, modify or eliminate certain other provisions, and release all the collateral securing the Old Notes. As a result of receiving consents from holders representing over 66 2/3% of the Old Notes, the Issuer entered into the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of May 2, 2024, between the Issuer and the Old Notes Trustee, containing such Proposed Amendments.

Following this issuance and related transactions, approximately $20.5 million of Old Notes remain outstanding and are governed by the indenture governing the Old Notes (the “Old Notes Indenture”).

The foregoing summary of the First Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Supplemental Indenture, a copy of which is attached as Exhibit 4.3 hereto and incorporated herein by reference.

Term Loan Exchange and New Credit Agreement

On May 2, 2024, pursuant to a previously announced offer (the “Term Loan Exchange Offer”), the Issuer and lenders under its senior secured term loans (the “Old Term Loans”) agreed to exchange approximately $328.3 million of Old Term Loans, or approximately 99.6% of all outstanding loans, for new term loans (the “New Term Loans”). In connection with the Term Loan Exchange Offer, certain other subsidiaries of the Company, Bank of America, N.A., as Administrative Agent, and the other banks and financial institutions party thereto as lenders entered into a new Term Loan Credit Agreement (the “New Credit Agreement”) providing for the New Term Loans, effectuated through the Term Loan Exchange Agreement (the “Exchange Amendment”), dated as of May 2, 2024, by and among the Issuer, certain other subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other banks and financial institutions party thereto as lenders.

On or about the Issue Date, approximately $311.8 million aggregate principal amount of the New Term Loans will be outstanding under the New Credit Agreement as a result of the settlement of the Term Loan Exchange Offer and related transactions, including amounts payable under the previously announced Transaction Support Agreement.

The New Term Loans mature on May 2, 2029, and amounts outstanding thereunder bear interest at a per annum rate equal to (i) Secured Overnight Financing Rate (“SOFR”) plus a SOFR Adjustment (as defined in the New Credit Agreement), subject to a SOFR floor of 1.00%, and an applicable margin of 5.00%, or (ii) the Alternative Base Rate (as defined in the New Credit Agreement) and an applicable margin of 4.00%.

The New Credit Agreement has usual and customary representations, covenants and events of default for financing transactions of this nature. The New Credit Agreement also contains customary terms and conditions as well as various affirmative, negative and financial covenants that, among other things, may restrict the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or repurchase stock. The New Term Loans and related guarantees are secured by first-priority (with respect to the Term Loan Priority Collateral (as defined in the New Credit Agreement)) and second-priority (with respect to the ABL Priority Collateral (as defined in the New Credit Agreement)) security interests in, subject to permitted liens and certain exceptions, substantially all of the existing and future assets of the Issuer and the New Guarantors, which assets also secure the ABL Credit Agreement and the New Notes and do not secure the Old Notes. In addition, the New Term Loans are guaranteed by certain subsidiaries that are designated as unrestricted under the Old Term Loans and the Old Notes and secured by first-priority security interests in, subject to permitted liens and certain exceptions, the assets of such subsidiaries.

The foregoing summary of the New Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Old Credit Agreement Amendment

In connection with the Term Loan Exchange Offer, the Issuer also solicited consents from lenders of Old Term Loans to make certain proposed amendments to the Credit Agreement dated as of September 26, 2019, by and among the Issuer, certain other subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other banks and financial institutions party thereto as lenders (as amended or supplemented form time to time, the “Old Term Loan Credit Agreement”) which eliminate substantially all restrictive covenants, eliminate certain events of default and modify or eliminate certain other provisions (the “Term Loan Amendment”). After receiving the requisite consents, on May 2, 2024, the Issuer entered into the Exchange Agreement, effectuating such Term Loan Amendment.

Following this issuance and related transactions, approximately $1.2 million of Old Term Loans will remain outstanding under the Old Term Loan Credit Agreement, as amended.

The foregoing summary of the Term Loan Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Amendment, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

ABL Credit Agreement Amendment

On May 2, 2024, the Issuer and certain of the Company’s other subsidiaries, as borrowers (the "Borrowers"), and Intermediate Holdings entered into a sixth amendment (the "Sixth Amendment") to the Credit Agreement (as amended, the "ABL Credit Agreement"), dated as of March 6, 2020, with Fifth Third Bank, as a lender and Administrative Agent and certain other lenders from time to time party thereto, which, among other things, (i) extended the maturity date of all borrowings under the asset backed revolving credit facility (the “ABL Revolver”) to March 1, 2029 (subject to a springing maturity provision, as more particularly described therein) and (ii) increased the aggregate commitments under the ABL Credit Agreement to $125.0 million. Except as modified by the Sixth Amendment, the existing terms of the ABL Credit Agreement remained in effect.

The foregoing summary of the Sixth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sixth Amendment, a copy of which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

No Solicitation

Neither this Current Report on Form 8-K nor the agreements attached hereto constitute an offer to sell or the solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On May 2, 2024, the Company issued a press release announcing the expiration and final results of the Exchange Offer. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Indenture dated as of May 2, 2024, among the Issuer, the Guarantors (as defined therein) and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 8.000% Senior Secured First-Lien Notes due 2029 (included as Exhibit A to Exhibit 4.1 hereto).
4.3	First Supplemental Indenture, dated as of May 2, 2024, between the Issuer and U.S. Bank Trust Company, National Association, as trustee.
10.1	Term Loan Exchange Agreement, dated as of May 2, 2024, by and among Cumulus Media Intermediate Inc., the Issuer, certain subsidiaries of the Issuer, certain lenders, and Bank of America, N.A., as Administrative Agent
10.2	Credit Agreement, dated as of May 2, 2024, by and among Cumulus Media Intermediate Inc., the Issuer, certain subsidiaries of the Issuer, certain lenders, and Bank of America, N.A., as Administrative Agent (included as Exhibit B to Exhibit 10.1 hereto).
10.3	Conformed copy of Amended Credit Agreement, reflecting amendments to that certain Credit Agreement, dated as of September 26, 2019, entered into by and among Cumulus Media Intermediate Inc., Cumulus Media New Holdings Inc., each of the restricted subsidiaries of Cumulus Media New Holdings Inc. signatory thereto, and Bank of America, N.A., as administrative agent (included as Exhibit A to Exhibit 10.1 hereto).
10.4	Sixth Amendment to the ABL Credit Agreement, dated as of May 2, 2024, entered into by and among Cumulus Media Intermediate Inc., Cumulus Media New Holdings Inc., each of the restricted subsidiaries of Cumulus Media New Holdings Inc. signatory thereto, Fifth Third Bank, National Association, as the administrative agent for the lenders and collateral agent for the secured parties, and the other lenders from time to time party thereto
99.1	Press Release of Cumulus Media Inc., dated May 2, 2024, related to Company’s Announcement of Expiration and Final Results of Exchange Offer and Consent Solicitation.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Francisco J. Lopez-Balboa
	Name:	Francisco J. Lopez-Balboa
	Title:	Executive Vice President, Chief Financial Officer

Date: May 2, 2024